UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2011

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California  90504

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On December 14, 2010, PC Mall, Inc. and all of its domestic subsidiaries (collectively, the “Borrowers”), entered into a Second Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with certain lenders named therein (the “Lenders”), Wells Fargo Capital Finance, LLC as administrative agent and collateral agent for the Lenders (the “Agent”), Merrill Lynch, Pierce, Fenner and Smith Incorporated, as co-lead arranger and co-bookrunner, and Bank of America, N.A., as syndication agent.

On June 28, 2011, the Borrowers entered into a First Amendment to Second Amended and Restated Loan and Security Agreement and Consent with Lenders and Agent (“First Amendment”) with the Lenders. The First Amendment provides terms pursuant to which Borrowers are permitted to complete certain internal reorganization actions related to its previously announced launch of its expanded OnSale business model into the emerging local “deal of the day” online coupon market.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         First Amendment to Second Amended and Restated Loan and Security Agreement and Consent, dated as of June 28, 2011, by and among PC Mall, Inc. and all of its domestic subsidiaries, certain lenders and Well Fargo Capital Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

	By:	/s/ Robert I. Newton
	Name:	Robert I. Newton
	Title:	Executive Vice President, General Counsel and Secretary

Dated: July 1, 2011

Index to Exhibits

Exhibit No.	Description

10.1

First Amendment to Second Amended and Restated Loan and Security Agreement and Consent, dated as of June 28, 2011, by and among PC Mall, Inc. and all of its domestic subsidiaries, certain lenders and Well Fargo Capital Finance, LLC.